                                               Consolidated Financial Statements
                                                   and Additional Information

                                          HIP of New Jersey, Inc. and Subsidiary

                                          Years ended December 31, 1996 and 1995
                                            with Report of Independent Auditors

                    HIP of New Jersey, Inc. and Subsidiary

                       Consolidated Financial Statements
                          and Additional Information

                    Years ended December 31, 1996 and 1995



                                   CONTENTS

Report of Independent Auditors...............................................1

Consolidated Financial Statements

Consolidated Balance Sheets..................................................2
Consolidated Statements of Operations and Changes in Net Assets..............3
Consolidated Statements of Cash Flows........................................5
Notes to Consolidated Financial Statements...................................6

Additional Information

Consolidating Balance Sheet.................................................18
Consolidating Statement of Operations and Changes in Net Assets.............19

                 [LETTERHEAD OF ERNST & YOUNG LLP APPEAR HERE]

                        Report of Independent Auditors

Board of Trustees
HIP of New Jersey, Inc.

We have audited the accompanying consolidated balance sheets of HIP of New Jersey, Inc. and subsidiary (the "Plan") as of December 31, 1996 and 1995, and the related consolidated statements of operations and changes in net assets, and cash flows for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HIP of New Jersey, Inc. and subsidiary at December 31, 1996 and 1995, and the consolidated results of their operations and changes in net assets and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The accompanying additional information is presented for the purpose of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the auditing procedures applied in our audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

As discussed in Note 1 to the financial statements, in 1996 the Plan changed its method of accounting for investments to conform with the provisions of Statement of Financial Accounting Standard No. 124; and its method of accounting for surplus notes to conform with Accounting Standards Executive Committee Bulletin 15.

                                             ERNST & YOUNG LLP

February 14, 1997, except for Note 4
which is dated April 29, 1997.

                    HIP of New Jersey, Inc. and Subsidiary

                          Consolidated Balance Sheets

                                                                 DECEMBER 31
                                                              1996         1995
                                                             -------------------
                                                                (In thousands)
                                                                      (Restated)
ASSETS
Current assets:
  Cash and cash equivalents                                  $  7,015   $ 41,505
  Marketable securities                                        54,256     69,917
  Premiums receivable                                          12,584     10,540
  Due from HIP of Pennsylvania, Inc.                              686          -
  Due from Health Insurance Plan of Greater New York            6,207      7,459
  Other current assets                                         21,608     15,530
                                                             -------------------
Total other assets                                            102,356    144,951

Building, leasehold improvements and equipment, net            46,667     42,199
Intangible assets, net                                          1,026      1,433
Assets whose use is limited                                       415        405
Other assets                                                    6,513      4,813
                                                             -------------------
Total assets                                                 $156,977   $193,801
                                                             ===================

LIABILITIES AND NET ASSETS
Current liabilities:
  Claims payable                                             $ 60,036   $ 70,074
  Accounts payable and other accrued expenses                  27,309     44,820
  Premiums received in advance                                  5,146      5,652
  Current maturities of long-term debt                          4,665      2,282
                                                             -------------------
Total current liabilities                                      97,156    122,828

Other long-term liabilities                                     4,666      4,020

Long-term debt                                                  9,927     14,600

Surplus notes due to Health Insurance Plan of Greater
  New York                                                     40,175     40,175

Net assets - unrestricted                                       5,053     12,178
                                                             -------------------
Total liabilities and net assets                             $156,977   $193,801
                                                             ===================

See accompanying notes.

                    HIP of New Jersey, Inc. and Subsidiary

                  Consolidated Statements of Operations and
                             Changes in Net Assets

                                                                      YEAR ENDED DECEMBER 31
                                                                        1996          1995
                                                                    --------------------------
                                                                          (In thousands)
REVENUE
Premiums earned                                                       $358,922      $325,004
Investment and other income                                             17,453        20,357
                                                                    --------------------------
Total revenue                                                          376,375       345,361
                                                                    --------------------------

EXPENSES
Subscriber's benefits                                                  328,921       289,547
General and administrative                                              45,131        36,367
Depreciation and amortization                                            7,490         6,425
Interest                                                                 1,685         1,881
                                                                    --------------------------
Total expenses                                                         383,227       334,220
                                                                    --------------------------
(Loss) income from operations before cumulative effect of
 a change in accounting principle                                       (6,852)       11,141

Cumulative effect of a change in accounting principle                      718             -
                                                                    --------------------------
(Loss) income from operations                                           (6,134)       11,141
                                                                    --------------------------

Continued on next page.

                    HIP of New Jersey, Inc. and Subsidiary

                   Consolidated Statements of Operations and
                       Changes in Net Assets (continued)

                                                                      YEAR ENDED DECEMBER 31
                                                                         1996         1995
                                                                      ----------------------
                                                                          (In thousands)
(Loss) income from operations (continued)                             $ (6,134)     $ 11,141

Other change in unrestricted net assets:
  Contribution of capital to HIP of Pennsylvania, Inc.                    (435)            -
  change in net unrealized gains and losses                               (556)            -
                                                                      ----------------------

(Decrease) increase in unrestricted net assets                          (7,125)       11,141
Unrestricted net assets at beginning of year                            12,178         1,037
                                                                      ----------------------
Unrestricted net assets at end of year                                $  5,053      $ 12,178
                                                                      ======================

Pro forma (decrease) increase in unrestricted net assets
  assuming the accounting change has been adopted
  retroactively                                                       $ (6,414)     $ 10,643
                                                                      ======================

See accompanying notes.

                    HIP of New Jersey, Inc. and Subsidiary

                     Consolidated Statements of Cash Flows

                                                                                                    YEAR ENDED
                                                                                                   DECEMBER 31
                                                                                                 1996      1995
                                                                                            -----------------------
                                                                                                  (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Change in net assets                                                                        $  (7,125)   $  11,141
Adjustments to reconcile change in net assets to net cash (used in)
 provided by operating activities:
  Cumulative effect of a change in accounting principle                                          (718)           -
  Depreciation and amortization                                                                 7,490        6,425
  Contribution of capital of HIP of Pennsylvania, Inc.                                            435            -
  Change in net unrealized gains and losses                                                       556            -
  Changes in:
   Premiums receivable                                                                         (2,044)         900
   Due from HIP of Pennsylvania, Inc.                                                            (686)           -
   Due from Health Insurance Plan of Greater New York                                           1,252          113
   Other current assets                                                                        (6,078)      (2,040)
   Other assets                                                                                (1,700)      (4,236)
   Claims payable                                                                             (10,038)      13,134
   Accounts payable and other accrued expenses                                                (17,511)        (846)
   Premiums received in advance                                                                  (506)      (1,759)
   Other long-term liabilities                                                                    646          398
                                                                                            ----------------------
Net cash (used in) provided by operating activities                                           (36,027)      23,230
                                                                                            ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Net sales (purchases) of marketable securities                                                 15,823      (30,783)
Investments in intangible assets and assets whose use is limited                                  (10)        (404)
Purchases of building, leasehold improvements and equipment, net                              (11,551)     (12,422)
Contribution of capital to HIP of Pennsylvania, Inc.                                             (435)           -
                                                                                            ----------------------
Net cash provided by (used in) investing activities                                             3,827       43,609
                                                                                            ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt                                                                     (2,290)      (2,374)
Proceeds from issuance of long-term debt                                                            -          818
Payments from sinking fund and restricted cash reserve                                              -          378
                                                                                            ----------------------
Net cash used in financing activities                                                          (2,290)      (1,178)
                                                                                            ----------------------

Net decrease in cash and cash equivalents                                                     (34,490)     (21,557)
Cash and cash equivalents at beginning of year                                                 41,505       63,062
                                                                                            ----------------------
Cash and cash equivalents at end of year                                                    $   7,015    $  41,505
                                                                                            ======================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                                                      $   1,795    $   1,541
                                                                                            ======================

See accompanying notes.

                    HIP of New Jersey, Inc. and Subsidiary

                  Notes to Consolidated Financial Statements

                               December 31, 1996


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HIP of New Jersey, Inc., currently d/b/a HIP Health Plan of New Jersey (the "Plan"), a New Jersey not-for-profit corporation, was organized as a Health Maintenance Organization ("HMO") in accordance with the provisions of the Federal Health Maintenance Organization Act of 1973. The Plan is exempt from income taxes under Section 501(a) as described in Section 501(c)(3) of the Internal Revenue Code.

During 1996 and 1995, the Plan contracted with an independent medical group who provided medical care to most subscribers insured by the Plan. The operations of the group, which is a professional corporation, are not consolidated with the Plan's financial statements. As of January 1, 1997, the Plan no longer contracts with this medical group. In 1997, physician services will be provided under a variety of contractual relationships with independent physician groups, independent practice associations and directly contracted or employed physicians. The Plan's arrangements with Hospitals are primarily on a per diem reimbursement basis.

During 1995, the Plan purchased 100% of the outstanding stock of HIP-New Jersey Holdings, Inc. ("HIP Holdings"), a New Jersey holding corporation. HIP Holdings owns all of the outstanding stock of HIP Insurance Company of New Jersey, Inc. ("HIPIC") and HIP PRO, Inc. ("HIPPRO"). HIPIC commenced operations during 1995. The purpose of obtaining an insurance license in the State of New Jersey was to afford the organization the ability to offer a Point-of-Service product. HIPPRO also commenced operations in 1995. HIPPRO is a state-certified Managed Care Organization specializing in the treatment of worker's compensation injuries. The financial statements of HIP Holdings for the years ending December 31, 1996 and 1995 have been consolidated and, accordingly, all appropriate intercompany transactions have been eliminated.

The Plan is the sole member of HIP of Pennsylvania, Inc. ("HIPPA") a not-for-profit HMO located in Bucks County, Pennsylvania. The operations of HIPPA are not consolidated with the Plan's financial statements.

Summary of significant accounting policies is as follows:

   Accounting Pronouncements: Effective January 1, 1996, the Plan adopted the provisions of Statement of Financial Accounting Standards No. 124, Accounting for Certain Investments Held by Not-For-Profit Organizations ("SFAS 124"). SFAS 124 establishes standards for accounting for certain investments held by not-for-profit organizations. It requires that investments in debt securities and equity securities with readily determinable fair values be reported at fair value with gains and losses included in the statement of operations and changes in net assets. The effect of this adoption has been recorded in the statement of operations and changes in net assets for the year ended December 31, 1996 as a cumulative effect of a change in accounting principle.

                    HIP of New Jersey, Inc. and Subsidiary

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  During 1996 the Plan also adopted the provisions of Accounting Standards Executive Committee Bulletin 15, which requires that surplus notes, which for statutory purposes are considered capital, to be reported as long-term debt. The plan adopted the provisions of this pronouncement effective January 1, 1995 and has restated in 1995 balance sheet. The effect of this restatement was to increase long-term liabilities and decrease net assets by approximately $40.2 million.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Cash and Cash Equivalents and Marketable Securities: The Plan has a cash management program which provides for the investment of excess cash balances in financial instruments which are readily convertible to cash. The Plan invests its surplus operating funds in U.S. Government and agency obligations, debt securities and money market funds. Investments in money market funds are not insured or guaranteed by the U.S. Government. Investments which have maturities of one year or less from the date of purchase are considered cash equivalents. The Plan has determined that all investments reported in the balance sheets are considered other than trading securities. Investments in debt securities are measured at fair value in the balance sheets. Realized gains and losses on investments, interest and dividends are included in net income. Unrealized gains and losses on investments are included in other changes in unrestricted net assets.

  Other Current Assets: Other current assets include prepaid expenses for modified advance payments made to various health care providers in excess of the amounts which have been earned by the providers through the provision of health care services to subscribers.

  Building, Leasehold Improvements and Equipment: Building, leasehold improvements and equipment are stated on the basis of cost at the date of acquisition or purchase less accumulated depreciation and amortization. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the asset's estimated useful life or related lease term.

                      HIP of New Jersey, Inc. Subsidiary

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Intangible Assets: Intangible assets consist of goodwill recorded in connection with the purchase of all of the common stock of Rutgers Community Health Plan, Inc. ("RCHP") by Health Insurance Plan of Greater New York ("HIPNY") on July 5, 1989; goodwill recorded in the connection with the purchase of HIPPRO; and organizational costs incurred in connection with the organization of HIPIC. Goodwill related to RCHP is being amortized on a straight-line basis over ten years and goodwill related to HIPPRO is being amortized on a straight-line basis over a three-year period. The HIPIC organizational costs are being amortized on a straight-line basis over a three-year period. Accumulated amortization was approximately $2.1 million and $1.7 million at December 31, 1996 and 1995, respectively.

  Assets Whose Use is Limited: Under current New Jersey Department of Insurance Regulations, the Plan and HIPIC are required to maintain a minimum deposit of $300,000 and $100,000, respectively, with the Commissioner of Insurance of New Jersey. Funds are held primarily in U.S. Treasury notes and are recorded at fair value.

  Claim Payable: Claims payable represent the amount of payments to be made on individual claims which have been reported to the Plan as well as estimates of claims incurred which have not yet been reported as of the balance sheet date. Claims payable is estimated using various statistical methods that use both historical financial and operating data. Management believes that the claims payable liability is adequate to satisfy the ultimate claim liabilities. The estimates for claims payable are continually reviewed and adjusted as necessary as experience develops or new information becomes known. Such adjustments are included in current operations.

  Premiums Earned: Subscribers' premiums are recorded as income in the month for which subscribers are entitled to health care services. Premiums received in advance are deferred to the period earned.

  Medicare and Medicaid Programs: The Plan participates in Medicare and medicaid HMO programs. Revenues from the Medicare and Medicaid programs accounted for approximately 23.2% and 13.2%, respectively, of the Plan's revenues for the year ended December 31, 1996 and 1995. Under the Medicare cost based HMO Plan program, the Plan receives reimbursement of its costs, subject to audit, for medical treatment of Medicare enrollees under cost reimbursement contracts with the Health Care Financing Administration ("HCFA"), a Federal Agency. The Plan has received final settlements

                    HIP of New Jersey, Inc. and Subsidiary

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  from HCFA for prior periods through December 31, 1990 related to RCHP and tentative settlements for periods through December 31, 1993 for the Plan. Differences between estimated amounts accrued and subsequent settlements are recorded during the year of settlement.

  Subscribers' Benefits: The Plan compensates providers on a capitation, fee-for-service and on a contracted basis. Operating expenses includes all amounts incurred by the Plan under the aforementioned arrangements. The cost of health care services provided or contracted for is accrued in the period in which it is provided to a member based in part on estimates, including an accrual for medical services incurred but not reported to the Plan (see Claims Payable).

  Advertising Costs: Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $3.8 million and $3.2 million for the years 1996 and 1995, respectively.

  Income (Loss) from Operations: Transactions deemed by management to be ongoing, major or central to the provision of health care services are reported as operating revenue and expenses and are included in income from operations. Income (loss) from operations includes operating income and investment income. Changes in unrestricted net assets which are excluded from income (loss) from operations include contributions of capital to related entities and unrealized gains and losses on investments.

  Reclassifications: Certain reclassifications have been made to prior years' consolidated financial statements in order to conform to the current year's presentation.

2.   INVESTMENTS

The composition of investments in marketable securities and assets whose use is limited and scheduled are summarized as follows:

                                                            1996      1995
                                                          ------------------
                                                            (In thousands)

          U.S. Government and Agencies                    $50,308    $66,538
          Corporate Securities                              4,363      3,784
                                                          ------------------
                                                          $54,671    $70,322
                                                          ==================

                    HIP of New Jersey, Inc. and Subsidiary

2. INVESTMENTS (CONTINUED)

Investment income and gains and losses on marketable securities and assets whose use is limited are composed of the following for years ended December 31, 1996 and 1995:

                                                                    1996      1995
                                                                -------------------
                                                                   (In thousands)
     Interest income                                              $5,246     $6,313
     Net realized capital gains (losses) on sale of securities       144        (87)
     Investment expenses                                               -        (78)
                                                                -------------------
                                                                  $5,390     $6,148
                                                                ===================

     Change in net unrealized gains and losses                    $ (556)
                                                                ========

The fair value generally represents estimates based on quoted market prices for securities traded in the public market place.

Proceeds from the sale of investments in marketable securities during 1996 and 1995 were $67.8 million and $53.6 million; gross gains of $.32 million and $.15 million, and gross losses of $.18 million and $.24 million were realized on sales in those years, respectively.

3. BUILDING, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Building, leasehold improvements and equipment consist of the following:

                                                                      DECEMBER 31
                                                                    1996      1995
                                                                ---------------------
                                                                   (In thousands)
   Building and leasehold improvements                           $42,226     $38,012
   Equipment, furniture and fixtures                              42,279      31,349
                                                                ---------------------
   Less accumulated depreciation and amortization                 84,505      69,361
                                                                  40,968      33,885
                                                                ---------------------
   Construction in progress                                       43,537      35,476
                                                                   3,130       6,723
                                                                ---------------------
                                                                 $46,667     $42,199
                                                                =====================

Depreciation expense was $7.1 million and $6.1 million for the years ended December 31, 1996 and 1995, respectively.

                    HIP of New Jersey, Inc. and Subsidiary

4.  LONG-TERM DEBT

Long term debt consists of the following:


                                                                              DECEMBER 31,
                                                                          1996            1995
                                                                        ------------------------
                                                                             (In thousands)
Loan payable - NJHCFFA (a)                                              $ 5,874          $ 6,447
Loans payable - Secretary of DHHS, matured during 1996                        -              185
Notes payable (b)                                                         3,940            5,320
Mortgage payable (c)                                                      4,731            4,850
Note payable (d)                                                             47               80
                                                                        -------          -------
                                                                         14,592           16,882
Less current portion                                                      4,665            2,282
                                                                        -------          -------
                                                                        $ 9,927          $14,600

(a) On July 7, 1993, the Plan entered into a $9.4 million New Jersey Health Care Facility Financing Authority (NJHCFFA) Capital Asset Program Loan pursuant to a trust agreement dated December 1, 1986 between NJHCFFA and Summit Bank (formerly United Jersey Bank), as trustee. Through December 31, 1996, the Plan has utilized $8.0 million of the available balance for a capital asset expansion and improvement program to its health care centers which began during 1992.

     Interest and principal are paid monthly based on a 20-year amortization with a balloon payment in the seventh year. Interest is calculated on any unpaid principal balance at the prevailing variable interest rate. At December 31, 1996, interest was being accrued at the rate of 7.53 percent per annum.

     Under the terms of the NJHCFFA loan, the Plan is required to maintain compliance with certain covenants and financial ratios. The Plan did not meet certain of these financial ratios as of December 31, 1996, however, it has received a waiver of default covering the failed covenants through January 1, 1998.

(b) The Plan entered into a note payable agreement with a bank dated December 30, 1994. The agreement consists of two notes in the amounts of $1.8 million and $4.8 million, Note A and Note B, respectively. Principal and interest are payable monthly on Note A commencing January 31, 1995. Note A matures January 30, 2005 and bears interest at a rate of 8.67 percent. Principal and interest are payable monthly on Note B commencing January 31, 1995. Note B matures January 30.

                    HIP of New Jersey, Inc. and Subsidiary

4.   LONG-TERM DEBT (CONTINUED)

          1999 and bears interest at a rate of 8.05 percent. The notes are secured by a lien and a security interest in the equipment and furniture in the New Brunswick Health Center with a carrying value of approximately $4.1 million at December 31, 1996.


          Under the terms of this note payable to a bank, the Plan is required to maintain certain minimum debt service and cash flow ratios. The Plan was not in compliance with these ratios as of December 31, 1996. In April 1997, the bank agreed to waive the covenant violations on a conditional basis through January 1, 1998. Due to the conditions stipulated in the waiver, the Plan has classified the note payable as a current liability in the accompanying balance sheet.

     (c) The mortgage, dated April 6, 1993, was entered into to obtain financing for the construction of the corporate headquarters located in North Brunswick, New Jersey. Principal and interest are payable monthly with a maturity of October 31, 2004. The mortgage bears interest at a rate of 7.5 percent per annum. Under the terms of the agreement, the Plan must maintain a minimum aggregate balance of $1.0 million in savings accounts. The mortgage is secured by a first leasehold mortgage on the facility and first priority security interest in all equipment and fixtures in the headquarters.

     (d) On July 1, 1995, HIPPRO issued a $.1 million note payable bearing interest at a rate equal to the prime lending rate of a local bank (8.75% at December 31, 1996). Principal and interest are payable monthly, with fixed monthly principal payments through June 1, 1998.

Required principal payments over the next five years and thereafter are as follows:

               YEAR ENDING DECEMBER 31                  AMOUNT
               ---------------------------------------------------
                                                    (In thousands)
               1997                                      $ 4,665
               1998                                          737
               1999                                          724
               2000                                        4,321
               2001                                          176
               Thereafter                                  3,969
                                                        ----------
               Total                                     $14,592
                                                        ==========

                    HIP of New Jersey, Inc. and Subsidiary

4. LONG-TERM DEBT (CONTINUED)

The fair value of the Plan's long-term debt is estimated using discounted cash flow analyses, based on the Plan's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount reported in the balance sheet approximates its fair value.

5. SURPLUS NOTES

As of December 31, 1996 and 1995, the Plan had outstanding approximately $40.2 million in surplus notes to HIPNY. In accordance with the terms of the surplus notes, repayment of these obligations will occur only from free and divisible surplus as verified by the audited financial statements of the Plan and with approval of the New Jersey Commissioner of the Department of Insurance. In the event of dissolution or liquidation of the Plan, no repayment on these notes shall be made unless and until all other liabilities of the Plan have been satisfied.

6. COMMITMENTS

LEASES

The Plan leases office space and equipment under various noncancellable operating leases. Future minimum rental commitments under noncancellable leases as of December 31, 1996 are as follows:

               YEAR ENDING DECEMBER 31                          AMOUNT
               ----------------------------------------------------------
                                                            (In thousands)
                 1997                                          $ 6,534
                 1998                                            5,581
                 1999                                            5,041
                 2000                                            3,988
                 2001                                            3,825
                 Thereafter                                     17,258
                                                              -----------
                                                               $42,227
                                                              ===========

Total rent expense was approximately $8.9 million and $7.5 million for the years ended December 31, 1996 and 1995, respectively.

                    HIP of New Jersey, Inc. and Subsidiary

7.   PENSION PLAN

The Plan sponsors a noncontributory defined benefit pension plan which covers substantially all employees. The benefits are based on the participant's years of credited service and the highest average compensation for three consecutive years during the last ten years of employment. The Plan's funding policy is to contribute an amount equal to the minimum funding requirement of the Employment Retirement Income Security Act of 1974 ("ERISA") plus additional amounts which are approved by the Plan from year to year. Total pension contributions were $0.9 million and $1.1 million for 1996 and 1995, respectively.

The net periodic pension expense includes the following components:

                                                                 DECEMBER 31
                                                               1996       1995
                                                              -----------------
                                                                (In thousands)
Service cost - benefits earned during the period              $ 1,178   $   822
Interest cost on projected benefit obligations                    606       459
Return on plan assets                                          (1,463)   (1,199)
Amortization of unrecognized net transition obligation          1,076       861
                                                              -----------------
Net periodic pension expense                                  $ 1,397   $   943
                                                              =================

The funded status of this plan is as follows:

                                                                 DECEMBER 31
                                                               1996       1995
                                                              -----------------
                                                                (In thousands)
  Actuarial present value of benefit obligation:
    Vested benefits                                           $ 6,185   $ 4,823
    Nonvested benefits                                            840       770
                                                              -----------------
  Accumulated benefit obligation                                7,025     5,593
  Effect of assumed increase in compensation levels             2,800     1,729
                                                              -----------------
  Projected benefit obligation for services rendered to date    9,825     7,322

  Plan assets at fair value                                     9,575     7,347
                                                              -----------------
  Projected benefit obligation over (under) plan assets           250       (25)

  Unrecognized net gain                                        (1,971)   (1,764)
  Unrecognized net obligation                                   2,056     2,257
  Unrecognized prior service cost                                 (50)     (216)
                                                              -----------------
  Accrued pension cost                                        $   285   $   252
                                                              =================

                    HIP of New Jersey, Inc. and Subsidiary

7.   PENSION PLAN (CONTINUED)

The discount rate used in determining the actuarial present value of the projected benefit obligations was 7.5 percent in 1996 and 1995. The expected long-term rate of return on plan assets in 1996 and 1995 was 8.0 percent. The assumed rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.9 percent and
5.0 percent in 1996 and 1995, respectively.

The Plan's assets consist principally of investments in various governmental securities, corporate debt securities, preferred stock and commercial paper.


8.   RELATED PARTY TRANSACTIONS

The Plan contracts with HIPNY for certain medical services, which are charged on a cost basis. For the years ended December 31, 1996 and 1995, amounts charged for these services approximated $1.5 million and $1.8 million, respectively, and are included in the statements of operations and changes in net assets.

The Plan has contracted with HIPNY to provide services for HIPNY members residing within the Plan's service area. For the years ended December 31, 1996 and 1995, the Plan recognized revenues of approximately $49.5 million and $48.5 million, respectively, from this contract.

HIPNY has guaranteed that it will maintain capital and surplus within the Plan that meet or exceed the requirements of the State of New Jersey. This guaranty is subject to compliance with the laws and regulations of the State of New York. There was no funding required under this guarantee during the years ended December 31, 1996 and 1995.

During 1996 and 1995 a substantial portion of physician services to the Plan's subscribers were provided pursuant to Medical Services Agreements (the "Agreements") with Garden State Medical Group and Central New Jersey Medical Group (the "Groups"). Effective January 1, 1996, the Groups merged into one corporation known as Garden State Medical Group. Under the Agreements, the Plan reimbursed physician salary and referral expenses incurred by the Groups on behalf of the Plan's membership. In addition, the Plan provided space and certain administrative services to the Groups under the Agreements. The Plan incurred approximately $203 million and $178 million of medical

                    HIP of New Jersey, Inc and Subsidiary

8.   RELATED PARTY TRANSACTIONS (CONTINUED)

service expenses relating to the Groups during the years ended December 31, 1996 and 1995, respectively. As a result of incurring these expenses, the Plan had amounts payable of approximately $25.6 million and $20.3 million to the Groups, as of December 31, 1996 and 1995, respectively, which are included in claims payable and other long-term liabilities.

9.   REINSURANCE

As a member of The HMO Group, Inc. ("THMOG"), the Plan is a participant in a captive insurance company formed to provide reinsurance to participating THMOG members. The captive insurance company has contracted with a major insurance carrier to provide coverage for large hospital claims of participating members. Under the current policy, the carrier will reimburse the Plan for 90 percent of inpatient hospital claims up to a maximum of $0.7 million per member after a $0.2 million deductible has been satisfied, and 100 percent (up to maximum of $2.0 million) thereafter.

In the event of the Plan's insolvency, the carrier will continue to pay benefits to members to the end of the contract period for which a member's premium has been paid, not to exceed 31 days or until discharged if a member is hospitalized on the date of insolvency.

Premiums paid under the reinsurance agreement were approximately $0.5 million and $0.7 million for the years ended December 31, 1996 and 1995, respectively.

10.  STATUTORY ACCOUNTING PRACTICES

In 1996, the New Jersey Department of Banking and Insurance (the "Department") enacted legislation intended to standardize financial reporting for HMOs licensed in New Jersey, and to ensure that data is properly captured in order to be in compliance with State regulations. Among other things, the Department requires a minimum statutory net worth in order to determine its solvency under New Jersey insurance law. HIP of New Jersey, Inc.'s admitted assets, liabilities and reserves in accordance with statutory practices at December 31, 1996 are as follows (in thousands):

                                                          1996
                                                       ---------
     Admitted assets                                    $140,864
                                                       =========
     Liabilities                                        $111,225
     Reserves                                             29,639
                                                       ---------
     Total                                              $140,864
                                                       =========

                    HIP of New Jersey, Inc. and Subsidiary

10.  STATUTORY ACCOUNTING PRACTICES (CONTINUED)

Reconciliation of statutorily admitted net assets of the Plan and its net assets in accordance with generally accepted accounting principles at December 31, 1996 is as follows (in thousands):

                                                                   1996
                                                                 --------
     Statutorily designated unrestricted net assets              $    305
     Unrestricted net assets                                       29,334
                                                                 --------
     Total statutorily admitted net assets                         29,639

     Nonadmitted premiums receivable, net                             906
     Prepaid expenses and deposits                                    830
     Intangible assets, net                                           820
     Building and leasehold improvements, net                      14,266
     Surplus notes                                                (40,175)
                                                                  -------
     Generally accepted accounting principles basis net assets    $ 6,286
                                                                  =======

The Plan has satisfied the minimum statutory net worth requirement for 1996, in accordance with New Jersey Banking and Insurance regulations.

11.  CONCENTRATIONS OF CREDIT RISK

In its normal course of business, the Plan extends credit without collateral to its various customers for premiums charged. Significant concentrations of premiums receivable included 66% and 57% from certain government entities, and 34% and 53% for commercial payers at December 31, 1996 and 1995, respectively.

                            ADDITIONAL INFORMATION

                    HIP of New Jersey, Inc. and Subsidiary

                          Consolidating Balance Sheet

                               December 31, 1996
                                (in thousands)

                                                                                     HIP
                                                                    HIP OF        NEW JERSEY
                                                                  NEW JERSEY,     HOLDINGS,     ELIMINATION   CONSOLIDATED
                                                                     INC.           INC.          ENTRIES        BALANCE
                                                                 ---------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                        $  2,534       $  4,481       $      -       $  7,015
  Marketable securities                                              54,256              -              -         54,256
  Premiums receivable                                                12,492             92              -         12,584
  Due from HIP of Pennsylvania, Inc.                                    686              -              -            686
  Due from HIP-New Jersey Holdings, Inc.                              1,995              -         (1,995)             -
  Due from Health Insurance Plan of Greater New York                  6,207              -              -          6,207
  Other current assets                                               21,539             69              -         21,608
                                                                 ---------------------------------------------------------
Total current assets                                                 99,709          4,642              -        102,356

Building, leasehold improvements and equipment, net                  46,629             38              -         46,667
Intangible assets, net                                                  820            206              -          1,026
Assets whose use is limited                                             305            110              -            415
Other assets                                                         10,223              -         (3,710)         6,513
                                                                 ---------------------------------------------------------
Total assets                                                       $157,686       $  4,996       $ (5,705)      $156,977
                                                                 =========================================================

LIABILITIES AND NET ASSETS
Current liabilities:
  Claims payable                                                   $ 59,644       $    392       $      -       $ 60,036
  Accounts payable and other accrued expenses                        27,281             28              -         27,309
  Due to HIP of New Jersey, Inc.                                          -          1,995         (1,995)             -
  Premiums received in advance                                        5,089             57              -          5,146
  Current maturities of long-term debt                                4,632             33              -          4,665
                                                                 ---------------------------------------------------------
Total current liabilities                                            96,646          2,505         (1,995)        97,156

Other long-term liabilities                                           4,666              -              -          4,666

Long-term debt                                                        9,913             14              -          9,927

Surplus notes due to Health Insurance Plan of Greater New York       40,175              -              -         40,175

Net assets - unrestricted                                             6,286          2,477         (3,710)         5,053
                                                                 ---------------------------------------------------------
Total liabilities and not net assets                               $157,686       $  4,996       $ (5,705)      $156,977
                                                                 =========================================================

                    HIP of New Jersey, Inc. and Subsidiary

                     Consolidating Statement of Operations
                           and Changes in Net Assets

                         Year ended December 31, 1996
                                (In thousands)

                                                                  HIP-
                                                  HIP OF        NEW JERSEY
                                               NEW JERSEY,       HOLDINGS,        ELIMINATION      CONSOLIDATED
                                                 INC.              INC.             ENTRIES           BALANCE
                                            --------------------------------------------------------------------
REVENUE
Premiums earned                                 $358,039        $   883             $      -            $358,922
Investment and other income                       17,264            189                    -              17,453
                                            --------------------------------------------------------------------
Total revenue                                    375,303          1,072                    -             376,375
                                            --------------------------------------------------------------------

EXPENSES
Subscribers' benefits                            328,462            459                    -             328,921
General and administrative                        43,757          1,374                    -              45,131
Depreciation and amortization                      7,352            138                    -               7,490
Interest                                           1,679              6                    -               1,685
                                            --------------------------------------------------------------------
Total expenses                                   381,250          1,977                    -             383,227
                                            --------------------------------------------------------------------
Loss from operations before cumulative
 effect of a change in accounting
 principle                                        (5,947)          (905)                   -              (6,852)

Cumulative effect of a change in
 accounting principle                                718              -                    -                 718
                                            --------------------------------------------------------------------
Loss from operations                              (5,229)          (905)                   -              (6,134)
                                            --------------------------------------------------------------------

Continued on next page.

                    HIP of New Jersey, Inc. and Subsidiary

                     Consolidating Statement of Operations
                     and Changes in Net Assets (continued)

                         Year ended December 31, 1996
                                (In thousands)

                                                                            HIP-
                                                         HIP OF           NEW JERSEY
                                                      NEW JERSEY,          HOLDINGS,          ELIMINATION        CONSOLIDATED
                                                         INC.               INC.               ENTRIES             BALANCE
                                                  -----------------------------------------------------------------------------
Loss from operations (continued)                     $  (5,229)           $ (905)            $     -               $  (6,134)

Other changes in unrestricted net assets:
  Contribution of capital to HIP of
   Pennsylvania, Inc.                                     (435)                -                   -                    (435)
  Contribution of capital to HIP-New
   Jersey Holdings, Inc.                                  (275)              275                   -                       -
  Change in net unrealized gains and
   losses                                                 (556)                -                   -                    (556)
                                                  -----------------------------------------------------------------------------

Decrease in unrestricted net assets                     (6,495)             (630)                  -                  (7,125)
Unrestricted net assets at beginning of
 year                                                   12,781             3,107              (3,710)                 12,178
                                                  -----------------------------------------------------------------------------
Unrestricted net assets at end of year               $   6,286            $2,477             $(3,710)              $   5,053
                                                  =============================================================================

                                                                              20